         As filed with the Securities and Exchange Commission on August 14, 1997
                                                      Registration No. 333-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                               ----------------

                           NANOMETRICS INCORPORATED
            (Exact name of Registrant as specified in its charter)

                               ----------------

       CALIFORNIA                                        94-2276314
       ----------                                        ----------
(State of incorporation)                    (I.R.S. Employer Identification No.)

                              310 DeGuigne Drive
                          Sunnyvale, California 94086
  (Address, including zip code, of Registrant's principal executive offices)

                               ----------------

           1991 STOCK OPTION PLAN (As Amended Through May 15, 1997)
                           (Full title of the plan)

                               ----------------

                               Vincent J. Coates
                            Chief Executive Officer
                           Nanometrics Incorporated
                              310 DeGuigne Drive
                          Sunnyvale, California 94086
                                (408) 746-1600
(Name, address, and telephone number, including area code, of agent for service)

                               ----------------

                                   Copy to:
                             BARRY E. TAYLOR, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                              PALO ALTO, CA 94304
                                (415) 493-9300

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                              Proposed             Proposed
                                                              Maximum               Maximum
Title of Each Class                          Amount           Offering             Aggregate        Amount of
 of Securities to                            to be             Price               Offering        Registration
  be Registered                            Registered         Per Share              Price             Fee
--------------------------------------------------------------------------------------------------------------
Common Stock, no par value
To be issued under 1991 Stock Option
 Plan.................................  1,500,000 shares       $9.734(1)              $14,601,000     $4,424.55
==============================================================================================================

(1) Computed in accordance with Rule 457 under the Securities Act of 1933, as amended. Such computation is based on an estimated exercise price of $9.734 per share of Nanometrics Incorporated Common Stock, representing the average of the high and low prices of Nanometrics Incorporated Common Stock on the Nasdaq National Market on August 11, 1997.

===============================================================================

                           NANOMETRICS INCORPORATED
                      REGISTRATION STATEMENT ON FORM S-8


                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

          There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by Nanometrics Incorporated (the "Company") with the Securities and Exchange Commission (the "Commission"):

          (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

          (2) The Company's quarterly report on Form 10-Q for the fiscal quarters ended June 30, 1997 and March 31, 1997 respectively.

          (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on April 29, 1985 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


Item 4.   Description of Securities.
          -------------------------

          Not applicable.


Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not applicable.


Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article V of the Company's Restated Articles of Incorporation and Section 6.1 of Article VI of the Company's Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Company has entered into indemnification agreements with its officers and directors.


Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not applicable.


Item 8.   Exhibits.
          --------

          Exhibit
          Number                            Description
          -------    -----------------------------------------------------------
            4.1      1991 Stock Option Plan and form of Stock Option Agreements, as amended through May 15, 1997.
            5.1      Opinion of Wilson Sonsini Goodrich & Rosati, a
                     Professional Corporation as to legality of securities being registered.
           23.1      Consent of Wilson Sonsini Goodrich & Rosati, a
                     Professional Corporation (contained in Exhibit 5.1 hereto).
           23.2      Independent Auditors' Consent.
           24.1      Power of Attorney (see page II-5).

Item 9.   Undertakings.
          ------------

          A.   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) That for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or give a copy of the registrant's annual report to stock holders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registration shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120 days period the annual report for the last fiscal year will be furnished to each such employee.

          D. The undersigned registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the plan who do not otherwise receive such materials as stockholders of the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

          E. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, Nanometrics Incorporated, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undesigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on August 12, 1997.

                               NANOMETRICS INCORPORATED



                               By: /s/ Vincent J. Coates
                                  ----------------------------------------------
                               Vincent J. Coates
                               Chief Executive Officer and Chairman of the Board


                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vincent J. Coates and Paul B. Nolan and each of them, as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                     Capacity                        Date
-----------------------  ---------------------------------    -----------------


/s/ Vincent J. Coates    Chief Executive Officer and           August 11, 1997
-----------------------  Chairman of the Board of Directors
Vincent J. Coates        (Principal Executive Officer)


/s/ Paul B. Nolan        Chief Financial Officer and Vice      August 11, 1997
-----------------------  President (Principal Accounting
Paul B. Nolan            and Financial Officer)



/s/ Nathaniel Brenner    Director                              August 11, 1997
-----------------------
Nathaniel Brenner


/s/ Norman V. Coates     Director                              August 11, 1997
-----------------------
Norman V. Coates


/s/ John D. Heaton       President, Chief Operating Officer    August 11, 1997
-----------------------  and Director
John D. Heaton

/s/ Kanegi Nagai         Director                              August 11, 1997
-----------------------
Kanegi Nagai


/s/ Clifford F. Smedley  Director                              August 11, 1997
-----------------------
Clifford F. Smedley

                               INDEX TO EXHIBITS

Exhibit No.                         Description
-----------    -----------------------------------------------------

    4.1        1991 Stock Option Plan and form of Stock Option
               Agreements, as amended through May 15, 1997.

    5.1        Opinion of Wilson Sonsini Goodrich & Rosati, a
               Professional Corporation as to legality of securities being registered.

   23.1        Consent of Wilson Sonsini Goodrich & Rosati, a
               Professional Corporation (contained in Exhibit 5.1 hereto).

   23.2        Independent Auditors' Consent.

   24.1        Power of Attorney (see page II-5).